SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 17, 2003

FIRSTBANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-14209 (Commission File Number)	38-2633910 (IRS Employer Identification no.)

311 Woodworth Avenue Alma, Michigan (Address of principal executive office)		48801 (Zip Code)

Registrant's telephone number, including area code: (989) 463-3131

Item 7.         Financial Statements and Exhibits.

Exhibit

99.1     Press release dated July 17, 2003.

Item 9.         Regulation FD Disclosure.

On July 17, 2003, Firstbank Corporation issued a press release announcing results for the second quarter and year-to-date 2003 results. A copy of the press release is attached as Exhibit 99.1.

This information furnished under "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 17, 2003	FIRSTBANK CORPORATION (Registrant)
	By:	/s/ Samuel G. Stone Samuel G. Stone Executive Vice President and CFO

EXHIBIT INDEX

99.1	Press Release dated July 17, 2003.

EXHIBIT 99.1

FOR IMMEDIATE RELEASE		NEWS RELEASE
Date Submitted: NASDAQ Symbol:	July 17, 2003 FBMI	Contact:	Samuel G. Stone Executive Vice President and Chief Financial Officer (989) 466-7325

FIRSTBANK CORPORATION ANNOUNCES
SECOND QUARTER AND YEAR-TO-DATE 2003 RESULTS

Highlights for the Quarter and Year-to-Date Include:

•	Record quarterly earnings of $3.4 million, up 21%
•	20% increase in quarterly earnings per share (diluted)
•	Record earnings of $6.7 million for the first half, up 22%, with earnings per share (diluted) up 21%
•	Continued benefit from strong mortgage business
•	Net interest margin affected by low interest rates and high level of liquidity
•	Continued moderate growth in commercial loans
•	Continuing strong asset quality and capital ratios

Alma, Michigan (FBMI) — Thomas R. Sullivan, President and Chief Executive Officer of Firstbank Corporation announced net income of $3,373,000 for the quarter ended June 30, 2003, compared to $2,787,000 for 2002, an increase of 21.0%. Earnings per share were $0.60 up 20.0% from $0.50 for the same quarter of 2002. Returns on average assets and average equity for the second quarter were 1.78% and 16.3%, respectively, compared with 1.53% and 14.8%, respectively, in the quarter ended June 30, 2002. All per share amounts are fully diluted amounts and have been adjusted to reflect the 5% stock dividend paid in December 2002.

For the year-to-date period ending June 30, 2003, net income was $6,668,000, compared to $5,484,000 for 2002, an increase of 21.6%. Earnings per share were $1.20, up 21.2% from $0.99 for the same period of 2002. Returns on average assets and average equity for the first half of 2003 were 1.77% and 16.5%, respectively, compared with 1.48% and 14.7%, respectively, in the first half of 2002.

Total assets were $766,543,000 at June 30, 2003, compared to $765,892,000 at March 31, 2003, $767,520,000 at December 31, 2002, and were 4.1% over the level at June 30, 2002. Total loans increased 1.8% in the second quarter of 2003, and were 0.7% above the year-ago level. The increase in total loans from year-ago was attributable to growth in loans held for sale, but the increase in the second quarter of 2003 was primarily a result of commercial loan growth. The commercial and commercial real estate loan portfolio increased 3.2% in the second quarter of 2003 and 4.1% from June 30, 2002. Non-interest bearing deposits at June 30, 2003, although 1.5% below seasonal highs in December, grew 12.5% in the second quarter and were 12.4% ahead of the year-

ago level. Total deposits have declined slightly in 2003 but are 3.7% ahead of the year-ago level as of June 30, 2003. Firstbank Corporation repurchased 16,300 shares of its common stock during the first quarter and 60,100 shares during the second quarter of 2003 under the share repurchase program announced July 23, 2002. Shareholders’ equity increased 2.3% in the second quarter, as retained earnings and share issuance related primarily to dividend reinvestment and stock option exercises exceeded the impact of share repurchases. The ratio of average equity to average assets increased slightly to 10.9% in the second quarter of 2003, compared to 10.5% in the first quarter of 2003 and 10.3% in last year’s second quarter.

According to Mr. Sullivan, “Firstbank continues to thrive in the current long-lasting phase of the economic cycle. This phase is characterized by low interest rates, high mortgage volumes led by refinance activity, weak demand for commercial credit, and the occurrence of loan quality problems in selected companies, sectors, and banks. We have positioned ourselves well to serve the needs of existing and new mortgage customers in our markets, and our historically strong and effective attention to asset quality continues to pay off. Although our net income growth from prior quarters is leveling as interest spreads narrow and earning asset growth is slow, the progress since a year ago is still extraordinary, showing an increase in net income of more than 20%. Our bankers remain attentive both to maintaining asset quality and to developing opportunities to add high quality loans more rapidly when the economic phase advances and demand for credit increases. As we see declines in interest rates in the near term we respond as best we can by reducing funding costs, while our balance sheet remains positioned to take advantage of higher interest rates in the future.”

Firstbank Corporation’s net interest margin was 4.51% in the second quarter of 2003 compared to 4.57% in the prior quarter, and 4.90% in the second quarter of 2002. Declines in the portfolio of residential mortgages held as assets continue to be related to the heavy re-finance activity and are offsetting growth in the commercial loan portfolio. Increased liquidity, in the form of short term assets earning low interest rates, combined with the impact on loan yields of the low interest rate environment, have resulted in the decline in net interest margin.

Mortgage refinance activity remained historically strong in the second quarter of 2003. Gain on sale of mortgage loans of $3,114,000 in the second quarter of 2003 increased 31.4% from the first quarter of 2003, and was more than four times the amount in the second quarter of 2002. For the first half of 2003, gain on sale of mortgages was nearly three times the level in the first half on 2002. Throughout the heavy re-finance activity, Firstbank Corporation’s servicing portfolio has continued to grow. The principal balance of loans serviced for others increased to $431.5 million as of June 30, 2003, an increase of 9.1% from $395.6 million at March 31, 2003, and an increase of 24.4% from $346.8 million at June 30, 2002.

The ratio of non-performing loans to loans was 0.32% as of June 30, 2003, compared to 0.31% at March 31, 2003 and reduced from 0.63% at December 31, 2002. This measure of asset quality continues to be at levels considered in the industry to be favorable. Net charge-offs of loans in the second quarter of 2003 totaled $99,000, or 0.07% annualized as a percentage of average loans, compared to $55,000, or 0.04% annualized as a percentage of average loans in the first quarter of 2003 and $51,000, or 0.03% annualized in the second quarter of 2002. The provision for loan losses was $120,000 in the second quarter of 2003, compared to $210,000 in the first quarter of 2003 and $223,000 in the second quarter of 2002. For the first half of 2003 the provision totaled $330,000, down from $595,000 in the year-ago first half. The strong allowance position and the improvement in non-performing loans since year-end allowed the reduction in provision expense.

Firstbank Corporation, headquartered in Alma, Michigan is currently a five bank financial services company with assets of $767 million and 35 banking offices located in central and northeast Michigan. Bank subsidiaries include: Firstbank — Alma; Firstbank (Mt. Pleasant); Firstbank — West Branch; Firstbank - Lakeview; and Firstbank — St. Johns. Other corporate affiliates include 1st Armored, Inc.; 1st Title; Gladwin Land Company, Inc.; and C. A. Hanes Realty, Inc. Investment services are available through affiliations with CB Wealth Management N.A., MML Investors Services, Inc., Raymond James Financial Services Inc., and SunAmerica Securities Inc.

This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this press release the words “believe,” “expect,” “potential,” and similar expressions identify forward-looking statements within the meaning of the Private

Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning future asset quality and growth in assets and profitability and expected fiscal 2003 year-end results. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

FIRSTBANK CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands except per share data)
UNAUDITED

                                                              Three months Ended:                     Six months Ended:
                                                               Jun 30     Mar 31      Jun 30          Jun 30     Jun 30
                                                                2003       2003        2002            2003       2002
Interest income:
  Interest and fees on loans                                  $10,309       $10,562    $11,276         $20,871     $22,735
  Investment securities
    Taxable                                                       483           497        586             980       1,193
    Exempt from federal income tax                                262           264        291             526         591
    Short term investments                                        108           122         78             230         209
Total interest income                                          11,162        11,445     12,231          22,607      24,728

Interest expense:
  Deposits                                                      2,252         2,469      3,029           4,721       6,292
  Notes payable and other                                       1,025         1,020      1,019           2,045       2,132
Total interest expense                                          3,277         3,489      4,048           6,766       8,424

Net interest income                                             7,885         7,956      8,183          15,841      16,304
Provision for loan losses                                         120           210        223             330         595
Net interest income after provision for loan losses             7,765         7,746      7,960          15,511      15,709

Noninterest income:
  Gain on sale of mortgage loans                                3,114         2,370        677           5,484       1,851
  Service charges on deposit accounts                             646           605        585           1,251       1,128
  Gain on sale of securities                                        2             7         16               9           9
  Mortgage servicing                                             (429)        (265)      (102)           (694)       (162)
  Other                                                         1,464         1,372        992           2,836       2,093
Total noninterest income                                        4,797         4,089      2,168           8,886       4,919

Noninterest expense:
  Salaries and employee benefits                                4,080         3,762      3,279           7,842       6,825
  Occupancy and equipment                                         914           949        849           1,863       1,784
  Amortization of intangibles                                      73           112         90             185         181
  FDIC insurance premium                                           23            23         25              46          49
  Michigan single business tax                                     74            61         37             135          61
  Other                                                         2,334         1,973      1,717           4,307       3,559
Total noninterest expense                                       7,498         6,880      5,997          14,378      12,459

Income before federal income taxes                              5,064         4,955      4,131          10,019       8,169
Federal income taxes                                            1,691         1,660      1,344           3,351       2,685
Net Income                                                     $3,373        $3,295     $2,787          $6,668      $5,484

Per Share Data:
  Basic Earnings                                                $0.62         $0.61      $0.51           $1.24       $1.02
  Diluted Earnings                                              $0.60         $0.59      $0.50           $1.20       $0.99
  Dividends Paid                                                $0.20         $0.19      $0.18           $0.39       $0.35

Performance Ratios:
  Return on Average Assets*                                     1.78%         1.76%      1.53%           1.77%       1.48%
  Return on Average Equity*                                     16.3%         16.7%      14.8%           16.5%       14.7%
  Net Interest Margin (FTE) *                                   4.51%         4.57%      4.90%           4.54%       4.83%
  Book Value Per Share+                                        $15.68        $15.37     $14.29          $15.68      $14.29
  Average Equity/Average Assets                                 10.9%         10.5%      10.3%           10.7%       10.1%
  Net Charge-offs                                                  99            55         51             154         354
  Net Charge-offs as a % of Average Loans^*                     0.07%         0.04%      0.03%           0.05%       0.12%

*  Annualized
+  Period End
^  Total loans less loans held for sale

FIRSTBANK CORPORATION
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
UNAUDITED

                                                                      Jun 30        Mar 31        Dec 31        Jun 30
                                                                       2003          2003          2002          2002
                                                                   --------------------------------------------------------
ASSETS

Cash and cash equivalents:
  Cash and due from banks                                              $24,816       $24,525        $29,945      $24,942
  Short term investments                                                33,999        40,845         30,602       11,906
                                                                   --------------------------------------------------------
Total cash and cash equivalents                                         58,815        65,370         60,547       36,848

Securities available for sale                                           72,136        75,446         63,451       67,007
Federal Home Loan Bank stock                                             4,809         4,746          4,746        4,746
Loans:
  Loans held for sale                                                    7,890         5,960          9,663        1,930
  Portfolio loans:
    Commercial                                                         100,796        97,169         97,951       99,668
    Commercial real estate                                             198,706       192,986        194,194      187,935
    Residential mortgage                                               192,051       192,657        198,730      210,802
    Real estate construction                                            43,436        42,449         47,103       31,424
    Consumer                                                            58,364        59,430         60,685       65,266
    Credit card                                                          2,444         2,476          2,732        2,624
                                                                   --------------------------------------------------------
Total loans                                                            603,687       593,127        611,058      599,649
  Less allowance for loan losses                                       (11,712)      (11,691)       (11,536)     (11,279)
                                                                   --------------------------------------------------------
Net loans                                                              591,975       581,436        599,522      588,370

Premises and equipment, net                                             17,222        17,378         17,514       17,463
Goodwill                                                                 4,880         4,880          4,880        4,880
Other intangibles                                                        2,848         2,919          3,158        3,384
Other assets                                                            13,858        13,717         13,702       13,676
                                                                   --------------------------------------------------------
TOTAL ASSETS                                                          $766,543      $765,892       $767,520     $736,374
                                                                   ========================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES

Deposits:
  Noninterest bearing accounts                                          96,723        85,950         98,148       86,033
  Interest bearing accounts:
  Demand                                                               182,249       186,228        177,018      171,774
  Savings                                                               90,938        87,477         83,020       79,004
  Time                                                                 204,236       215,061        218,723      216,661
                                                                   --------------------------------------------------------
Total deposits                                                         574,146       574,716        576,909      553,472

Securities sold under agreements to
  repurchase and overnight borrowings                                   28,069        27,829         30,358       28,692
FHLB Advances and notes payable                                         69,298        68,558         68,584       66,119
Accrued interest and other liabilities                                  10,525        12,154         11,488       10,613
                                                                   --------------------------------------------------------
Total liabilities                                                      682,038       683,257        687,339      658,896

SHAREHOLDERS' EQUITY
Preferred stock; no par value, 300,000
  shares authorized, none issued
Common stock; 10,000,000 shares authorized *                            68,538        69,249         68,934       64,341
Retained earnings                                                       14,321        12,028          9,755       11,841
Accumulated other comprehensive income                                   1,646         1,358          1,492        1,296
                                                                   --------------------------------------------------------
Total shareholders' equity                                              84,505        82,635         80,181       77,478
                                                                   --------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                            $766,543      $765,892       $767,520     $736,374
                                                                   ========================================================

* Common stock shares issued and outstanding                         5,388,221     5,392,373      5,368,100    5,441,591

Asset Quality Ratios:
  Non-Performing Loans / Loans^                                         0.32%          0.31%        0.63%         0.24%
  Non-Perf. Loans + OREO / Loans^ + OREO                                0.45%          0.40%        0.73%         0.33%
  Non-Performing Assets / Total Assets                                  0.35%          0.31%        0.57%         0.27%
  Allowance for Loan Loss as a % of Loans^                              1.97%          1.99%        1.92%         1.89%
  Allowance / Non-Performing Loans                                       608%           646%         303%          773%

Quarterly Average Balances:
  Total Loans^                                                        $591,952      $592,495       $603,978     $590,624
  Total Earning Assets                                                $714,344      $715,513       $716,749     $673,508
  Total Shareholders' Equity                                           $83,038       $80,430        $78,560      $75,295
  Total Assets                                                         762,072       763,113        766,871      732,978
  Diluted Shares Outstanding                                         5,581,094     5,545,107      5,512,901    5,550,546

^ Total Loans less loans held for sale